UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 25, 2001

                             TRIAD INDUSTRIES, INC.
                              (Name of Registrant)

  Nevada                           0-28581                88-0422528
(State or other jurisdiction     (Commission             (IRS Employer
 of incorporation)                File Number)           Identification No.)


            16935 West Bernard Drive, Suite 232, San Diego, CA 92127
                    (Address of principle executive offices)



Registrants telephone number, including area code     (858) 618-1710


                                       N/A

          (Former name or former address, if changed since last report)



Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

The Company had 9,578,165 shares of common stock outstanding






Item 1.  Changes in Control of Registrant

         No events to report.

Item 2.  Acquisition or Disposition of  Assets

     On May 25, 2001 Triad Industries, Inc., entered into an Acquisition Agreement to acquire 100% of the capital stock of Corporate Capital Formation, Inc., a Nevada corporation in exchange for Nine Hundred Thousand (900,000) shares of common stock, par value $.001 per share. The net asset value of Capital Formation is $90,000 which will be confirmed by audit.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No events to report.

Item 5.  Other Matters

         No events to report.

Item 6.  Resignation of Registrants Directors

         No events to report.

Item 7.  Financial Statements

         None.

Exhibits

Item 1-  Articles of Incorporation  Corporate Capital Formation
Item 2- Acquisition Agreement









Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf of the undersigned hereinto duly authorized.
                                                     Triad Industries, Inc.


                                                     /S/ Gary DeGano
                                                     Gary DeGano, President


                                                     /S/ Michael Kelleher
                                                     Michael Kelleher, Secretary

Dated this 25th day of  May, 2001.